UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

Lumos Networks  Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35180 (Commission File Number)	80-0697274 (IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2014, at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Lumos Networks Corp. (the “Company”), upon recommendation of the Board of Directors of the Company, the stockholders approved an amendment to the Lumos Networks Corp. 2011 Equity and Cash Incentive Plan (as amended, the “Plan”) to increase the aggregate number of shares of the Company’s common stock authorized for issuance under the Plan by an additional 1,500,000 shares.  The amendment does not modify the Plan in any other respect.

The terms and conditions of the Plan are described on pages 46 through 52 of the definitive Proxy Statement on Schedule 14A for the Annual Meeting that was filed with the Securities and Exchange Commission on March 18, 2014 (the “2014 Proxy Statement”), which description is incorporated by reference herein. The description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A to the 2014 Proxy Statement and is incorporated by reference herein.

Item 5.07Submission of Matters to a Vote of Security Holders.

The following summarizes the voting results for the five proposals submitted for a vote of the stockholders at the Company’s 2014 Annual Meeting held on May 6, 2014.

Proposal 1.  To elect Messrs. Timothy G. Biltz, Steven G. Felsher, Robert E. Guth, Michael Huber, James A. Hyde, Michael K. Robinson and Jerry E. Vaughn and Ms. Julia B. North to the Company’s Board of Directors to serve until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified.  This proposal was approved by the Company’s stockholders at the 2014 Annual Meeting.

Name	Votes For	Votes Against	Abstentions	Broker non-votes
Timothy G. Biltz	19,666,060	362,875	1,901	639,722
Steven G. Felsher	19,613,520	415,415	1,901	639,722
Robert E. Guth	15,669,023	4,359,912	1,901	639,722
Michael Huber	19,602,034	426,901	1,901	639,722
James A. Hyde	19,590,625	438,310	1,901	639,722
Julia B. North	19,707,570	321,363	1,903	639,722
Michael K. Robinson	15,665,265	4,364,668	903	639,722
Jerry E. Vaughn	15,572,471	4,456,464	1,901	639,722

Proposal 2.  To approve a non-binding advisory resolution approving the compensation of the Company’s named executive officers.  This proposal was approved by the Company’s stockholders at the 2014 Annual Meeting.

Votes For	19,955,537
Votes Against	59,435
Votes Abstained	16,364
Broker non-votes	639,222

Proposal 3.  To approve the Amendment to increase the share reserve under the 2011 Equity and Cash Incentive Plan.  This proposal was approved by the Company’s stockholders at the 2014 Annual Meeting.

Votes For	16,347,525
Votes Against	3,680,324
Votes Abstained	2,987
Broker non-votes	639,722

Proposal 4.  To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.  This proposal was approved by the Company’s stockholders at the 2014 Annual Meeting.

Votes For	20,660,949
Votes Against	5,827
Votes Abstained	3,782
Broker non-votes	-

Proposal 5.  To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Votes For	10,622,992
Votes Against	10,013,953
Votes Abstained	33,613
Broker non-votes	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 6, 2014

LUMOS NETWORKS CORP.
By: /s/ Johan G. Broekhuysen
Johan G. Broekhuysen
Interim Chief Financial Officer, Chief Accounting Officer and Corporate Controller